UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

September 29, 2005

Date Of Report (date Of Earliest Event Reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 29, 2005 MatrixOne, Inc. (the “Company”) announced that it is requesting an additional extension from the NASDAQ Listing Qualifications Panel for returning to compliance with NASDAQ listing requirements. The Company will provide prompt public disclosure after the Panel issues its decision. There can be no assurance that the Panel will grant the Company any additional extension. The Company’s common stock will continue to trade on the NASDAQ National Market while the Panel considers the Company’s request. The Company will not complete and file its periodic reports with the Securities and Exchange Commission for the quarter ended April 2, 2005 and the fiscal year ended July 2, 2005 by September 30, 2005 as previously stated by the Company.

On September 29, 2005, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company is requesting an additional brief extension from the NASDAQ Listing Qualifications Panel for returning to compliance with NASDAQ listing requirements.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: September 29, 2005

By: /s/ Gary D. Hall

        Gary D. Hall

        Senior Vice President, Chief

        Financial Officer and Treasurer

        (principal financial and

        accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 29, 2005